UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2026

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cabot Road, Suite 1800
Woburn, MA 01801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2026, iSpecimen Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with WestPark Capital, Inc. (“WestPark”) to resolve all disputes between them, including the arbitration captioned WestPark Capital, Inc. v. iSpecimen, Inc., JAMS Ref. No. 5425005724 (the “Arbitration”). The Arbitration arose from engagement agreements dated on or about July 31, 2025 and October 15, 2025 (together, the “Engagement Agreements”), pursuant to which WestPark provided investment banking services to the Company, including acting as underwriter for the Company’s underwritten public offering that closed on July 25, 2025. In the Arbitration, WestPark asserted claims seeking damages of $269,999.91, together with interest, fees, and costs. The Company denied all liability.

Under the Settlement Agreement, the Company paid WestPark $97,500 (the “Settlement Payment”) in full satisfaction of all claims. On August 10, 2026, WestPark filed a notice with JAMS dismissing the Arbitration and all claims asserted therein with prejudice, with each party to bear its own fees and costs. The Settlement Agreement also provides for (i) a mutual general release of all claims between the parties arising through the effective date of the Settlement Agreement, (ii) the termination of the Engagement Agreements in their entirety, including any tail fee, right of first refusal, or other surviving provisions, (iii) mutual confidentiality obligations, subject to exceptions for required regulatory and legal disclosures, and (iv) New York governing law with disputes subject to binding JAMS arbitration. The Settlement Agreement is not an admission of liability or wrongdoing by either party. The Company expects to record the Settlement Payment as a charge in the quarter ending September 30, 2026.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 1.01 above, the Engagement Agreements between the Company and WestPark were terminated in their entirety effective on or about August 6, 2026, pursuant to the Settlement Agreement. The Engagement Agreements governed WestPark’s role as underwriter for the Company’s underwritten public offering that closed on July 25, 2025, which raised gross proceeds of approximately $4.0 million. No early termination penalties were incurred. The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release, dated as of August 6, 2026, by and between iSpecimen Inc. and WestPark Capital, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2026

iSPECIMEN INC.

By:	/s/ Katharyn Field
	Name:	Katharyn Field
	Title:	Chief Executive Officer

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